As filed with the Securities and Exchange Commission on December 21, 1999,
                                                        Registration No. ______.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      AMERICOM NETWORKS INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its charter)

       Florida                                            [ ]
(State of Jurisdiction) (Primary Standard Industrial Classification Code Number)

                                   13-4013027
                      (I.R.S. Employee Identification No.)

                           17 State Street, 5th Floor
                            New York, New York 10004
                                  212-514-7334
              (Address and telephone number of principal executive
                    offices and principal place of business)

                           Dominick Zappia, President
                      Americom Networks International, Inc.
                           17 State Street, 5th Floor
                            New York, New York 10004
                                 (212) 514-7334

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                       Silverman, Collura & Chernis, P.C.
                               Gary W. Mair, Esq.
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration Statement.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of he earlier effective registration statement for the same offering. [ ] ______________________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------------------

         If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                             Proposed Maximum
                                                                    Proposed Maximum         Aggregate Offering
Title of Class of Securities to be              Amount to be        Offering Price Per       Price (1)              Amount of
Registered(1)                                   Registered          Share(2)                                        Registration Fee
====================================================================================================================================

====================================================================================================================================
Common Stock held by Selling Stockholders
                                                 171,227                 $1.50                   $256,840.50             $71.40
------------------------------------------------------------------------------------------------------------------------------------
Total                                            171,227                  --                     $256,840.50             $71.40
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act.

(2) Common stock price per share calculated in accordance with Rule 457(c) of the Securities Act using the last sale price for the common stock on December 15, 1999.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 21, 1999

                      AMERICOM NETWORKS INTERNATIONAL, INC.

                         171,227 Shares of Common Stock

         Our shares are currently listed on the Pink Sheet. We intend to list our the common stock on the Over the Counter Bulletin Board.

         This prospectus relates to the registration for resale of 171,227 shares of common stock held by certain selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of these shares.

                            -------------------------

         Please see risks factors beginning on page 5 to read about certain factors you should consider before buying shares of common stock.

                            -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                         Prospectus dated _______, 2000

                              [INSIDE FRONT COVER]

                                TABLE OF CONTENTS

                                                                                                                                Page

Prospectus Summary.................................................................................................................1
Risk Factors.......................................................................................................................4

   We have incurred net losses since our inception and anticipate continuing losses................................................4
   We have a short operating history upon which you can judge our prospects........................................................5
   We have no independent directors, audit or compensation committee...............................................................5
   Potential profit to be received by our management for the sale of their shares..................................................5
   Our management may not devote their full time to our affairs....................................................................6
   There may be a conflict of interest between us and our officers.................................................................6
   The failure to acquire a successful business could impact our own success.......................................................5
   Currently there are no negotiations by us regarding an acquisition or merger....................................................5
   We may retain the use of business acquisition consultants or finders............................................................6
   We are dependent on outside advisors to acquire a new business..................................................................7
   There is no assurance that we will acquire a favorable business.................................................................6
   No assurance of conventional financing for the business acquired or merged......................................................6
   Our limited funds may make it difficult to find a profitable business to acquire................................................6
   Limited marketing and manufacturing capabilities or experience..................................................................7
   There is a possibility that we will issue additional shares to consummate a business reorganization.............................7
   Limited voting rights of our Stockholders in an acquisition by us...............................................................7
   We are subject to certain reporting of the securities and exchange act..........................................................8
   We may suffer losses if we acquire a business through a leveraged buyout........................................................8
   Governmental regulation.........................................................................................................8
   We are dependent on the successful completion of this offering..................................................................8
   We will not receive any proceeds and we may be unable to raise additional capital in the future, which would  adversely affect your investment...................................................................9
   We may not be able to achieve profitability in the future.......................................................................9
   You may not be able to sell your shares unless a public market develops for our securities......................................9
   We may not be listed on the Over the Counter Bulletin Board.....................................................................9
   We require substantial funds and may need to raise additional capital in the future.............................................9
   We need to manage our growth effectively.......................................................................................10
    The loss of the services of our chief executive officer, Dominick Zappia, could hurt our chances for success.........................................................................................10
   Our director has substantial control over us and investors in this offering may have no effective voice in our management..................................................................................10
   Shares eligible for public sale after this offering could adversely affect our stock price.....................................10


                                                                                                                                Page
Dividend Policy...................................................................................................................11
Plan of Operation.................................................................................................................12
Management........................................................................................................................19
Executive Compensation............................................................................................................20
Principal Stockholders............................................................................................................21
Certain Transactions..............................................................................................................22
Description of Securities.........................................................................................................23
Selling Stockholders..............................................................................................................23
Shares Eligible for Future Sales..................................................................................................25
Legal Matters.....................................................................................................................26
Experts...........................................................................................................................26


Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock offered in this prospectus. These actions include purchasing common stock to cover some or all of a short position in the common stock maintained by a representative, and the imposition of penalty bids. For a description of these activities, see +Underwriting."

                               PROSPECTUS SUMMARY

You should carefully read the entire prospectus, including the "Risk Factors" section and the financial statements and the notes to the financial statements. When we refer to "us" or "we," we are also referring to our predecessor entities.

                      Americom Networks International, Inc.

          We have engaged in limited business operations since our inception in the area of developing telecommunications systems to market to high-value users for their use or resale. Presently we are not engaged in any business operations and have no material tangible assets or property. As a result, we intend to seek out the acquisition of assets, property or a business that may be beneficial to us or our stockholders. In considering whether to complete any such acquisition, our board of directors shall make the final determination, and the approval of stockholders will not be sought unless required by applicable law, the articles of incorporation or our by laws or contract. We consider ourselves a development stage company, currently seeking business opportunities believed to hold a potential for profit. We have not identified a specific business area of direction that we will follow; therefore, no principal operation has yet commenced. We currently have no products and offer no services.

         We were incorporated under the laws of the State of Florida on July 22, 1989. Our name at that time was Sea Green, Inc., which was formed for the purpose of investment and ownership of shares of stock in various active businesses. On June 3, 1998, we changed our name to Americom Networks Corp., and on July 10, 1998, we changed our name to Americom Networks International, Inc. Our principal offices are located at 17 State Street, 5th Floor, New York, New York 10004, telephone (212) 514-7334, facsimile (212) 514-7335.

                                  The Offering

Shares of Common Stock
Outstanding Before the
Offering                            4,946,228 shares of common stock

Securities Outstanding Upon         4,946,228 shares of common stock
Completion of this Offering         issued and outstanding.

Risk Factors                        Our  shares  of  common   stock  are  highly
                                    speculative, involve a high degree of risk and could cause immediate and substantial dilution. Our shares should not be purchased by an investor who cannot afford the loss of his or her entire investment.

Proposed OTC Electronic             ANIW
Bulletin Board Symbol

                             Summary Financial Data

         The summary financial information presented below as of December 31, 1998, and for the year December 31, 1998, was derived from our audited financial statements appearing elsewhere in this prospectus. The financial information for the nine months ended, September 31, 1999, was derived from our unaudited financial statements. In the opinion of management, the financial information for the nine months ended, September 31, 1999, contain all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

                                    Three Months Ended September     Nine Months Ended September               Year Ended
                                              30, 1999                         30, 1999                     December 31, 1998
                                             (unaudited)                      (unaudited)
Net sales                                                  $ 3,500                         $236,685                          $ 2,415
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        (482,775)                      (1,185,990)                        (913,526)
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per share
------------------------------------------------------------------------------------------------------------------------------------
                                                             (.08)                            (.40)                            (.28)
------------------------------------------------------------------------------------------------------------------------------------
Weighted average common and
common equivalent shares
outstanding
------------------------------------------------------------------------------------------------------------------------------------
                                                         5,356,228                        5,326,843                        3,245,417
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   September 30, 1999                                                December 31, 1998
                                   ------------------                                                -----------------
------------------------------------------------------------------------------------------------------------------------------------
                                             (unaudited)
Total assets                                              $271,070                                                          $551,311
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                          368,839                                                           436,927
------------------------------------------------------------------------------------------------------------------------------------
Working capital deficit                                  (309,838)                                                         (356,792)
------------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity (deficit)
                                                          (97,769)                                                           114,384
------------------------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS


         You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements, which can be identified by the use of words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or other similar statements. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information. When considering these statements, you should keep in mind the risk factors described below and other cautionary statements in this prospectus. The risk factors described below and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ from those contained in any forward-looking statement.

We have incurred net losses since our inception and anticipate continuing losses.

         We were incorporated on July 22, 1989, under the name Sea Green, Inc., a Florida corporation. We filed an Amendment to our certificate of incorporation on June 3, 1989, changing our name to Americom Networks Corp. On July 10, 1998, we again changed our name to Americom Networks International, Inc. Since 1998, to May of 1999, we engaged, to a limited extent, in the business of developing telecommunications systems to market high-volume users for use or resale.

         We are currently a development stage company. We are presently not engaged in any business operations; therefore, we have no source of revenue. Our operations for the year ended December 31, 1998, primarily represents activity from July 1, 1998, prior to this date we were inactive. As of September 31, 1999, our accumulated deficit was approximately $2,104,516. Although we intend to expand our marketing of products and services, after we acquire a business, assets or property, we may not be able to achieve these objectives or, if these objectives are achieved, we may never be profitable. If profitability is achieved, we may not be able to sustain it. We cannot predict when, or if, profitability might be achieved.

We have a short operating history upon which you can judge our prospects.

         We commenced our business in 1998, and produced limited revenue in 1999. Moreover, we have not engaged in any business operation since May of 1999. In September 1999, we sold substantially all of our assets and currently we have no revenue. As a result, we have a limited operating history upon which you can evaluate our business and prospects. Our historical data is of limited value in projecting future operating results. You must consider our business in light of the risks, expenses and problems frequently encountered by companies with limited operating histories.

         Presently we have no material tangible assets or property; however, we intend to seek out the acquisition of assets, property or a business that may be beneficial to us or our stockholders. We have not as yet identified any business or product for possible acquisition. We face all of the risks inherent in a new business and those risks specifically inherent in the type of business in which we propose to engage, namely, the investigation and acquisition of an interest in a business.

         We have devoted all our efforts this year to various organizational activities, including our effort to acquire a suitable business. Our business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly blank check companies, which have no business plan.

We have no independent directors, audit or compensation committee.

         Currently, we have no independent directors, audit or compensation committee.

Potential profit to be received by our management for the sale of their shares.

         We will not raise any proceeds with this offering. One of our directors currently owns 44.5% of the common stock presently issued and outstanding. Our director paid an aggregate price of $55,000 for these shares and may actively negotiate or otherwise consent to the purchase of any portion of his common stock as a condition to or in connection with a proposed merger or acquisition transaction. Our sole officer presently does not own any of our common stock. A premium may be paid on the director's common stock in connection with any potential merger or acquisition. Stockholders may not be afforded an opportunity to approve or consent to any potential merger or acquisition. Due to the fact that such director may negotiate to receive such a premium means that there is a potential for members of management to consider their own personal pecuniary benefit rather than our best interest or those of our other stockholders. Such conduct may present management with conflicts of interest and, as a result of such conflicts, may possibly compromise management's state law fiduciary duties to our Stockholders. We have not adopted any policy for resolving such conflicts.

         We will not participate in a business combination with any entity controlled by an officer, director, or promoter of us, or their affiliates and associates. We will not raise any proceeds with this offering.

Our management may not devote their full time to our affairs.

         One of our director's, currently owns a majority of our outstanding shares, is currently employed or engaged full-time in another position or activity, and will devote only that amount of time to our affairs which he deems appropriate. The amount of time devoted by our management to our affairs will depend on the number and type of businesses under consideration at any given time. In light of the competing demands for his time, it should be anticipated that our director will grant priority to his full-time position rather than our business affairs.

There may be a conflict of interest between us and our director.

         Certain conflicts of interest may exist between us and our director, due to the fact that he is employed full-time in other endeavors. Failure by our management to conduct our business in our best interest may subject management to claims by us or our Stockholders of a breach of fiduciary duty.

The failure to acquire a successful business could impact our own success.

         Our extremely limited size makes it unlikely that we will be able to commit our funds to the acquisition of more than one specific business, so our activities will not be diversified. Therefore, the success or failure of any business acquired by us will have a substantial impact.

Currently, there are no negotiations by us regarding an acquisition or merger.

         Our officer, director, or promoters, or their affiliates and associates have neither had any preliminary contact nor discussion, and there are no present plans, proposals, arrangements or understandings, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this prospectus.

We may retain the use of business acquisition consultants or finders.

         While it is not presently anticipated that we will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in our best interest. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of our equity securities , or any combination of these or other compensation arrangements. We estimate that any fees for such services will not exceed 10% of the amount of the securities issued or cash paid by us to acquire a business. We will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed.

We are dependent on outside advisors to acquire a new business.

         In connection with our investigation of a possible business, and in order to supplement the business experience of our management, we may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection and engagement of any such advisors will be made by management without the approval from our Stockholders. Moreover, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary duty or other obligation to us. We have no arrangement or understanding to employ any of our officers or directors as outside advisors.

There is no assurance that we will acquire a favorable business.

         There can be no assurance that we will be able to acquire a favorable business. In addition, even if we become engaged in a new business, there can be no assurance that we will be able to generate revenues or profits therefrom.

No assurance of conventional financing for the business acquired or merged.

         Although there are no specific business combinations or other transactions contemplated by management, it may be expected that any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to us once we acquire a business.

Our limited funds may make it difficult to find a profitable business to acquire.

         Our limited funds will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a business. Our management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys due to the lack of desirable funds available. We will be particularly dependent in making decisions on information provided by our promoter, owner, sponsor, or others associated with the businesses seeking our participation, which will have a direct economic interest in completing a transaction with us.

Limited marketing and manufacturing capabilities or experience.

         We have limited marketing capabilities, resources or manufacturing capabilities. Our prospects will be significantly affected by our ability to market our technologies, sublicense our technologies or successfully develop strategic alliances with third parties for incorporation of our technologies into products manufactured by others. Informing potential acquirers, licensees and other strategic partners of the benefits of our technologies and establishing satisfactory strategic alliances will require significant financial and other resources. In addition, strategic alliances may require financial or other commitments by us. There can be no assurance that we will be able, for financial or other reasons, to enter into strategic alliances on commercially acceptable terms, or at all. Failure to do so would have a material adverse effect on us.

There is a possibility that we will issue additional shares to consummate a business reorganization.

         It is likely that we will issue additional shares of our common stock in connection with a potential merger, consolidation, or other business reorganization. As a result of a reorganization, there may be a change of control in management; significant dilution to the public stockholders' investment; and a material decrease in the public stockholders' equity interest in us. Since we have not made any determination with respect to the acquisition of any specific business, we cannot speculate on the form of any potential business reorganization or the amount of securities, which we may issue. Our board of directors may issue additional securities on terms and conditions, which the board of directors, in its sole discretion, determines to be in our best interest and without seeking stockholder approval.

Limited voting rights of our Stockholders in an acquisition by us.

         Our stockholders may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Except under certain circumstances, our directors will be able to consummate an acquisition by or of us without the approval of our stockholders. Under applicable corporate law only in the event of a merger, consolidation, or sale of all or substantially all of our assets, but not a target company, will a stockholder have the right to object to the merger, consolidation, or sale and assert his or her dissenter's right to appraisal of his or her shares. If an acquisition is consummated in the form of an exchange of securities, no stockholder will have the right to object thereto and claim dissenter's rights.

We are subject to certain reporting of the securities and exchange act.

         We are subject to requirements of the Securities Exchange Act of 1934, and will be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition. Consequently, the acquisition prospects available to us would be limited to those that can provide the required audited financial statements.

We may suffer losses if we acquire a business through a leveraged buyout.

         A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, will be profitable only if it generates enough revenues to cover the related debt and expenses. This practice could increase our exposure to larger losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a business combination may reduce our ability to incur additional debt, make other acquisitions, or declare dividends, and may subject our operations to strict financial controls and significant interest expense. It may be expected that we will have few, if any, opportunities to utilize leverage in an acquisition. Even if we are able to identify a business, where leverage may be used, there is no assurance that financing will be available, or if available, on terms acceptable to us.

Governmental regulation.

         The use of assets or conduct of business which we may acquire could be subject to government alregulations, including environmental and taxation matters, which regulations would have a materially adverse affect on the use of such assets and/or conduct of such businesses.

We are dependent on the successful completion of this offering.

         We are dependent on the successful completion of this offering to implement our proposed business plan. If this offering is unsuccessful, it is likely that our present stockholders may lose their entire investment since we will have a limited ability to create a market for our shares after paying certain expenses associated with this offering.

We will not receive any proceeds, and we may be unable to raise additional capital in the future, which would adversely affect your investment.

         We will not receive proceeds from the resale of our shares. Moreover, we currently have no revenue and do not expect to have any revenue until we commence operations following the acquisition of a business. We anticipate that we have sufficient capital to meet our needs for working capital and capital expenditures for at least the next 6 months. After 6 months we will need to raise additional funds through a private or public offering of our securities in order to fund our operations while we continue to seek the acquisition of a suitable business. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience dilution, and those securities may have rights, preferences or privileges senior to those securities held by existing stockholders. There can be no assurance that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our future operations, promote our brand as we desire, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to achieve profitability in the future.

         We may be unable to operate as a going concern because we have suffered recurring losses from operations and have a working capital deficiency. Our independent accountants have included an explanatory paragraph stating that our financial statements have been prepared assuming that we will continue as a going concern and that we have suffered recurring losses from operations and have a working capital deficiency which cause substantial doubt as to our ability to do so.

You may not be able to sell your shares unless a public market develops for our securities.

         Failure to develop or maintain an active trading market could negatively effect the price of our shares. Currently, our shares are listed on the pink sheets; however, we intend to publicly trade our shares on the NASD's
Over the Counter Bulletin Board. As a result, it would be difficult for an investor to dispose of our shares rather than a security traded on the Nasdaq Smallcap Market or a national securities exchange. We may in the future apply to have the shares listed on the Nasdaq SmallCap Market.

We may not be listed on the Over the Counter Bulletin Board.

         We intend to list our common stock on the NASD's Over the Counter Bulletin Board. If OTC declines to list our common stock, we will attempt to continue to have our common stock listed on the so-called "pink sheets". Consequently, the liquidity of our common stock could be impaired.

We require substantial funds and may need to raise additional capital in the future.

          We have no current arrangements with respect to sources of additional financing. Other additional financing may not be available on commercially reasonable terms, or at all. The inability to obtain additional financing, when needed, would have a negative effect on us, including possibly requiring us to curtail or cease operations. If any future financing involves the sale of our equity securities, the shares of our common stock held by our stockholders would be substantially diluted. If we incur indebtedness or otherwise issue debt securities, we will be subject to risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that we may not be able to pay principal and interest on the indebtedness.

We need to manage our growth effectively.

         If we acquire a business, we will place a significant strain on our managerial, operational and financial resources. If we acquire a business we need to:

o improve our financial and management controls, reporting systems and procedures;

o expand, train and manage our work force for marketing, sales and support, product development, site design, and network and equipment repair and maintenance; and

o        manage  multiple   relationships  with  various  customers,   strategic
         partners and other third parties.

The loss of the services of our chief executive officer, Dominick Zappia, could hurt our chances for success.

         We are dependent on the continued employment and performance of our executive officer, Dominick Zappia. The loss of Mr. Zappia, or his incapacity to perform his duties, would have a materially negative effect upon our activities and prospects. We do not have key man life insurance coverage on the life of Mr. Zappia. The loss of the services of our officer could adversely affect on us.

Our director has substantial control over us and investors in this offering may have no effective voice in our management.

         Upon completion of this offering, our director will own approximately 44.5% of the then outstanding shares of our common stock. Our sole officer currently does not own any of our shares. Accordingly, our director will possess substantial control over our operations. This control may allow him to amend corporate filings, elect all of our board of directors, and substantially control all matters requiring approval by our stockholders, including approval of significant corporate transactions. Management will also have the ability to delay or prevent a change in our control and to discourage a potential acquirer for us or our securities. If you purchase our common stock, you may have no effective voice in our management.

Shares eligible for public sale after this offering could adversely affect our stock price.

         Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales may occur, could materially and adversely affect the market price of the common stock or our ability to raise capital through an offering of equity securities. 2,421,227 of the 4,946,228 shares of common stock to be outstanding upon completion of this offering, will be immediately tradeable without restriction under the Securities Act. "Affiliates," as defined in the Securities Act, must always sell their shares in accordance with the terms, including volume limitations, of Rule 144 under the Securities Act.

         2,525,000 of the 4,946,228 shares to be outstanding upon the completion of the offering, will be "restricted securities" as defined in Rule 144. 2,525,000 of these restricted securities have been held for more than one year as of the date of this prospectus. Therefore, 2,525,000 of our shares will be eligible for public sale beginning 90 days after the effective date of this prospectus in accordance with the requirements of Rule 144.

                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                                PLAN OF OPERATION

         The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with, and is qualified in its entirety by, the more detailed information including the summary financial information and our financial statements and the notes thereto included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus.

Overview

         We were organized for the purpose of developing communication systems to market high value users for their use and resale. As of September 31, 1999, we sold substantially all of our assets, and currently have no revenue. We are currently seeking, investigating, and ultimately acquiring an interest in a business with long-term growth potential. We currently have no commitment or arrangement to participate in a business and cannot now predict what type of business we may enter into or acquire. It is emphasized that the business objectives discussed in this offering are extremely general and are not intended to be restrictive on the discretion of our management.

         Management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing. This lack of diversification should be considered a substantial risk of investing in us because it will not permit us to offset potential losses from one venture against gains from another.

Corporate History

         We were incorporated under the name Sea Green, Inc. on July 22, 1989. On June 3, 1998, we filed Articles of Amendment changing our name to Americom Networks Corp. On July 10, 1998, we filed an Articles of Amendment to our Articles of Incorporation changing our name to American Networks International, Inc.

Selection of a Business

         We anticipate that businesses for possible acquisition will be referred by various sources, including our officer and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We will seek businesses from all known sources, but will rely principally on personal contacts of our officer, directors and their affiliates, as well as indirect associations between them and other business and professional people. While it is not presently anticipated that we will engage unaffiliated professional firms specializing in business acquisitions on re- organizations, such firms may be retained if management deems it in our best interest.

         Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume,  payments  involving  issuance of  securities,
including  our  own,  or  any   combination  of  these  or  other   compensation
arrangements. Consequently, we are currently unable to predict the cost of utilizing such services.

         We will not restrict our search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. We may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If we participate in a more established firm with existing financial problems, we may be subjected to risk because our financial resources may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

         In seeking a business venture, the decision of our management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in real value.

         The analysis of new businesses will be undertaken by or under the supervision of our officer and directors. In analyzing a prospective business, management will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

         It is possible that we may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have not commenced or planned principal operations have commenced but there has been not significant revenue.

         The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

         We will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which we may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond our control, including the availability of businesses, the time required for us to complete our investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for our participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months.

Agreements.

         We entered into an agreement with Millennium Holdings dated September 24, 1999 in which we were loaned $10,000. We are obligated to pay the full amount before December 23, 1999.

Acquisition of a Business.

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which we cannot predict. Notwithstanding this, we do not intend to participate in a business through the purchase of minority stock positions. On the consummation of a transaction, it is likely that our present management and stockholders will not be in control of us. Moreover, a majority or all of our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of our stockholders.

         In connection with our acquisition of a business, our present stockholders, including our officer and directors, may, as a negotiated element of the acquisition, sell a portion or all of our common stock held at a significant premium over their original investment in us. As a result of such sales, to affiliates of the entity participating in the business reorganization with us, would acquire a higher percentage of equity ownership in us. Although our present stockholders did not acquire our shares with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present stockholders in order to reduce the number of "restricted securities" held by persons no longer affiliated with a company and thereby reduce the potential adverse impact on the public market in a company's common stock that could result from substantial sales of such shares after the restrictions no longer apply. Public investors will not receive any portion of the premium that may be paid in the circumstances noted above. Furthermore, our stockholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction.

         It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by us in these circumstances would entail substantial expense to us. The issuance of substantial additional securities and their potential sale into any trading market, which may develop in our securities, may have a depressive effect on such market.

         While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986, (the "Code"). In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganization between corporate entities where a corporation is merged with or acquires the securities or assets of another corporation. Generally, we will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of our voting securities. It is not uncommon, however, that as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation issue securities in such an amount that the stockholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Consequently, there is a substantial possibility that our stockholders immediately prior to the transaction would retain less than 50% of the issued and outstanding shares of the surviving entity.

         Notwithstanding the fact that we would technically acquire the entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if we had been acquired by the other entity owning the business and, therefore, we will not permit a write-up in the carrying value of the assets of the other company.

         The manner in which we participate in a business will depend on the nature of the business, our respective needs and desires and other parties, the management of the business, and our relative negotiating strength and such other management.

         It is possible that we will not have sufficient funds to fully undertake such development, marketing, and manufacturing of products which may be acquired. Accordingly, following the acquisition of any such product rights, we may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a portion of its interest in any acquired product. There is no assurance that we will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

         We will participate in a business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally, such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms.

         It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in the loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

Operation of business after an acquisition.

         Our operation following our acquisition of a business will be dependent on the nature of the business and the interest acquired. We are unable to predict whether we will be in control of the business or whether the present management will be in control of us following the acquisition. It may be expected that the business will present various risks to investors some of which have been generally summarized in our risk factors. The specific risks of a given business cannot be predicted at the present time.

Leverage.

         We may be able to participate in a business involving the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.

         One method by which leverage may be used is that we would locate an operating business available for sale and arrange for the financing necessary to purchase such business. Acquisition of a business in this fashion would enable us to participate in a larger venture that its limited funds would permit, or use less of its funds to acquire a business and thereby commit its remaining funds to the operations of the business acquired.

         Leveraging a transaction would involve significant risks due to the fact that the borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business to be acquired. If the combined enterprises are not able to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of our assets. Consequently, our participation in a leveraged transaction may significantly increase our risk of loss. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing.

         The likelihood of us obtaining a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or can be placed in operation relatively quickly. We cannot predict whether it will be able to locate any such business. As a general matter, it may be expected that we will have few, if any, opportunities to examine businesses where leveraging would be appropriate.

         Even if we are able to locate a business where leveraging techniques may be used, there is no assurance that financing for the acquisition will be available or, if available, on terms acceptable to us. Lenders from which we may obtain funds for purposes of a leveraged buy-out may impose restrictions of the future borrowing, dividend, and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact on us.

Governmental regulation

          It is impossible to predict the government regulation, if any, to which we may be subject until we have acquired an interest in a business. The use of assets or conduct of businesses which we may acquire could subject us to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of our limited resources, the effects of such government regulation on our prospective business. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition of an interest in such business a higher risk.

Competition.

         We will be involved in intense competition with other business entities, many of which will have a competitive edge over us by virtue of their more substantial financial resources and prior experience in business. Until such time as we acquire a business - we cannot determine our competition. There is no assurance that we will be successful in obtaining suitable investments.

Employees

         We are a development stage company and currently have no employees. Our executive officer, who is compensated for his time will devote his full-time to our affairs. Our management expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

Legal Proceedings.

         On September 23, 1999, Communication TeleSystems International, dba World Change Communication, ("CTI") made an Arbitration claim against us in California for $300,000 in connection with the alledged delivery of two checks to us, each in the amount of $150,000, for a total of $300,000. It is alleged the payments were made even though the parties were not engaged in business with each other.

Year 2000 Compliance.

         The inability of computers, software and other equipment utilizing microprocessing to organize and properly address certain fields containing a two-digit year is commonly referred to as the Year 2000 problem. As the year 2000 approaches, computer systems may be unable to accurately process certain date-based information.

         We have implemented a Year 2000 program to ensure that our computer systems and applications will function properly beyond 1999. We have identified vendor and business partner software with which we electronically interact, or from which we purchase supplies, and have requested Year 2000 compliance certifications. We have received verbal assurances from those vendors and business partners that they and their respective suppliers are Year 2000 compliant. Although we believe all of our systems are and will be Year 2000 compliant, there can be no assurances that all of our vendors' and business partners' systems will be Year 2000 compliant. Our cost to comply with the Year 2000 initiative is not expected to be material.

Available Information

         We have filed with the commission a registration statement on Form SB-2 under the Securities Act, with respect to the common stock offered by this prospectus. In this prospectus we refer to that registration statement, together with all amendments, exhibits and schedules to that registration statement, as "the registration statement." This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and, in each instance, reference is made to the document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.

         The registration statement and other information may be read and copied at the commission's Public Reference Room at, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the commission at 1-800-SEC-0330. The commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the commission.

         We are not currently a reporting company under the Securities and Exchange Act of 1934, and therefore have not filed any reports with the commission. Simultaneously with the commission's declaration that this prospectus is effective, we will be registered under the Exchange Act. Under the Exchange Act, we will furnish our stockholders with annual reports containing audited financial statements reported on by independent auditors and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                                   MANAGEMENT

Directors and Officers

         The following table sets forth certain information concerning our director and officer as of December 16, 1999:

Name                    Age                   Position
----                    ---                   --------
Dominick Zappia         36                    President, Secretary and Treasurer
Ael Apelboim            35                    Director

Dominick Zappia is our President, Secretary and Treasurer. He has served in this position since May of 1999. In 1990, Mr. Zappia was part of an overall management team responsible for downsizing its information systems from IBM mainframes to LAN and SQL, servers at ASCAP. From 1992 to 1997, he was responsible for the management of business analysis, business process modeling, software, and information systems architecture projects at International Fund Administration. In 1997 to 1998, he was registered as a lead analyst at the firm Energex Introducing Brokers. Mr. Zappia is currently working at Neovision Inc. as a Chief consultant and lead product developer. Mr. Zappia attended the State University of New York at Cortland from 1982 to 1987.

Ael Apelboim is a member of our Board of Directors and is majority shareholder. He has served in this capacity since July of 1998. Since March of 1993, Mr. Appleboim has been a partner in the firm of Sutra Ltd., an Isreali company engaged in property and real estate development.

         Directors are elected to serve until the next annual meeting of the stockholders and until their successors have been duly elected and qualified.

Compensation of Directors

         Directors do not receive compensation for attendance at meetings of the Board of Directors, but will be reimbursed for certain expenses in connection with attendance at board meetings.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers whose aggregate salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 1999.



                                    Annual Compensation                                    Long-Term Compensation
                                    -------------------                                    ----------------------


                                                                                Restricted  Securities
Name and                                                      Other Annual      Stock       Underlying     LTIP        All Other
Principal Position                  Year    Salary   Bonus    Compensation      Awards      Options/SARs   Payouts     Compensation
------------------                  ----    ------   -----    ------------      ------      ------------   -------     ------------

Dominick Zappia                     1999   $96,000    -0-          -0-            -0-         -0-                         -0-


Limitations of liability and indemnification of directors and officers.

         Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of us or serves or served any other enterprise at our request.

         In addition, our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, the certificate does not eliminate or limit the liability of a director for any of the following reasons:

o        breach of the directors' duty of loyalty to us or our stockholders;

o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

o the unlawful payment of a dividend or unlawful stock purchase or redemption; and

o any transaction from which the director derives an improper personal benefit.

         We intend to purchase and will maintain directors' and officers' insurance in the amount of $1,000,000. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

         We have been advised that it is the position of the commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of December 20, 1999, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

o        more than 5% of the outstanding shares of our common stock;
o        each of our officers and directors; and
o        all of our officers and directors as a group.

         Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them. Unless otherwise indicated, the address of each beneficial owner is c/o Americom Networks International, Inc. 17 State Street, 5th Floor New York, New York 10004.

                                                                              % Beneficially           % Beneficially
         Name and Address of                      Number of Shares             Owned Before                 Owned
         Beneficial Owner                        Beneficially Owned              Offering               After Offering
         ----------------                        ------------------              --------               --------------
         Dominick Zappia                                  0                         0                          0

         Ael Apelboim                                 2,200,000                    44.5%                     44.5%

         All Officers and Directors
         as a Group (2 persons)



                              CERTAIN TRANSACTIONS

         We entered into an employment agreement dated May 25, 1998, pursuant to which we were obligated to pay our former president, Mary Ellen TeFarikis ("Employee") a base salary of $104,000 per annum commencing May 25, 1998. The employment agreement calls for additions to the base salary of $25,000 per annum for each additional commercially usable linkage established by the Employee. There is a cap of $260,000 on total compensation for a year. Pursuant to the terms of the agreement, Ms. TeFarikis also received 100,000 shares of our common stock subject to continued employment with us until June 1, 1999, otherwise, we are entitled to purchase the 100,000 shares from the employee for $100. The Employee was terminated in May 1999. Pursuant to the terms of the Employment Agreement, Management repurchased the 100,000 shares of common stock owned by the Employee for $100.

                            DESCRIPTION OF SECURITIES

         The following section does not purport to be complete, and is qualified in all respects by reference to the detailed provisions of our Certificate of Incorporation and By-laws, copies of which have been filed with our registration statement of which this prospectus forms a part.

         Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value. As of December 20, 1999, 4,946,228 shares of common stock were issued and outstanding. As of this date, there were 13 record holders of our common stock. We are not authorized to issue preferred stock.

Common Stock

         Shares of our common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

         The holders of common stock:

o have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;

o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

         The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Transfer Agent

         Interwest Transfer Company is the transfer agent and registrar for our shares of our common stock.

                              SELLING STOCKHOLDERS

         The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling stockholders, of an aggregate of 171,227 shares of common stock.

         The sale of the selling stockholders' shares by the selling stockholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling stockholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at a market prices prevailing at the time of sale, or at negotiated prices.

         The selling stockholders may effect the transactions by selling the selling stockholders' shares directly to purchasers, through broker\dealers acting as agents for the selling stockholders, or to broker\dealers who may purchase shares as principals and thereafter sell the selling stockholders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. These broker\dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser for whom which broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

         The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

         Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

         The following table sets forth information known to us regarding ownership of our common stock by each of the selling stockholders as of December 20, 1999 and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling stockholders has had any position with, held any office of, or had any other material relationship with us during the past three years.

         We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last column in this table assumes the sale of all of our shares offered in this prospectus.

                                          Shares Owned                 Common Stock               Shares Owned
Names of Selling                        Prior to Offering              Offered by                 After Offering
Stockholders                                 Number                    Beneficial Owner           Number       Percent
------------                                 ------                    ----------------           ------       -------
Izchk Ficher                              58,190                          58,190                        0          0
Avraham Goldberg                          36,592                          36,592                        0          0
Shay Cohen                                15,048                          15,048                        0          0
Jeff Bermen                                7,111                           7,111                        0          0
SMS Holdings, Inc.                        20,952                          20,952                        0          0
Leonard Cuku                              33,334                          33,334                        0          0


                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities. As of the date of this prospectus, we have approximately 13 holders of our common stock.

         Upon completion of this offering, we will have 4,946,228 shares of common stock outstanding. After the offering, 2,421,227 of the 4,946,228 shares of common will be immediately tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

         We issued the remaining 2,525,000 shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act. These shares will be deemed "restricted securities" as defined in Rule 144. These restricted securities have been held for more than one year as of the date of this prospectus. Therefore, all of these shares will be eligible for public sale beginning 90 days after the date of this prospectus in accordance with the requirements of Rule 144, subject to the lock-up agreements described below.

         In general, under Rule 144, a stockholder, or stockholder whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

o        1% of the then outstanding shares of common stock, or

o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the commission, provided certain requirements are satisfied.

         In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years.

         Any of the transactions described in this paragraph may result in the maintenance of the prices of the shares of common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

         The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each agreement that is filed as an exhibit to the registration statement of which this prospectus is a part.

                                  LEGAL MATTERS

         The validity of the common stock being offered in this prospectus will be passed upon for us by Silverman, Collura & Chernis, P.C.

                                     EXPERTS

         Citrin Cooperman & Company, LLP, independent certified accountants, have audited our financial statements included in this registration statement for the year ended December 31, 1998. Their report appears elsewhere in this prospectus. The financial statements have been included in reliance upon that report and upon the authority of the firm as experts in accounting and auditing.

         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

                      AMERICOM NETWORKS INTERNATIONAL, INC.

         Until _____________, 2000 (25 days after the date of this prospectus) all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                            YEAR ENDED DECEMBER 31, 1998

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        FOR THE YEAR ENDED DECEMBER 31, 1998



                                TABLE OF CONTENTS




                                                                       Page No.

Independent Auditors' Report                                          F-1

Financial Statements:

  Balance Sheet                                                       F-2

  Statements of Operations and
    Accumulated Deficit                                               F-3

  Statement of Cash Flows                                             F-4

Notes to Financial Statements                                         F-5 - F-11

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Americom Networks International, Inc.

We have audited the accompanying balance sheet of Americom Networks International, Inc. (a development stage company) as of December 31, 1998, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Americom Networks International, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         ------------------------------------
                                             CERTIFIED PUBLIC ACCOUNTANTS

March 31, 1999, except as to
Note 8, which is dated as
at June 10, 1999

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET



                                     ASSETS
                                     ------

                                                                    September 30,     December 31,
                                                                        1999              1998
                                                                    -------------     ------------
                                                                     (unaudited)
Current assets:
  Cash and cash equivalents                                         $    52,461       $    45,886
  Prepaid expenses                                                           --            28,232
  Other current assets                                                    6,540             6,017
                                                                    -----------       -----------
     Total current assets                                                59,001            80,135
                                                                    -----------       -----------

Property and equipment:
  At cost - net of accumulated depreciation
    of $94,453 in 1998                                                       --           346,858
                                                                    -----------       -----------

Other assets:
  Security deposits                                                          --           109,567
  Investment in Typereader                                              200,000                --
  Organization costs net of accumulated
    amortization of $1,341 in 1998 and $4,023 in 1999                    12,069            14,751
                                                                    -----------       -----------
     Total other assets                                                 212,069           124,318
                                                                    -----------       -----------

     TOTAL ASSETS                                                   $   271,070       $   551,311
                                                                    ===========       ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                ----------------------------------------------

Current liabilities:
  Accounts payable, accrued expenses
    and sundry liabilities                                          $   348,839       $   185,789
  Loans payable                                                          20,000           251,138
                                                                    -----------       -----------
     Total current liabilities                                          368,839           436,927
                                                                    -----------       -----------

Stockholders' equity (deficit):
  Common stock - par value $.001 per share
    authorized 50,000,000 shares; issued and
    outstanding 5,185,000 shares in 1998
    and 4,946,228 in 1999                                                 4,946             5,185
  Additional paid in capital                                          2,001,801         1,027,725
  Accumulated deficit                                                (2,104,516)         (918,526)
                                                                    -----------       -----------
     Total stockholders' equity (deficit)                               (97,769)          114,384
                                                                    -----------       -----------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIT)                               $   271,070       $   551,311
                                                                    ===========       ===========

                 See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF OPERATIONS ACCUMULATED DEFICIT



                                               Three Months           Nine Months           Year Ended
                                            Ended September 30,    Ended September 30,     December 31,
                                                   1999                  1999                  1998
                                            -------------------     ---------------       -------------
                                               (unaudited)           (unaudited)

Revenue                                        $     3,500           $   236,685           $     2,415

Direct expenses                                     35,317               541,141               314,253
                                               -----------           -----------           -----------

Direct loss                                        (31,817)             (304,456)             (311,838)
                                               -----------           -----------           -----------

Operating expenses:
  Selling, general and administrative              146,554               474,320               439,104
  Depreciation and amortization                         --                89,624                65,794
                                               -----------           -----------           -----------
     Total operating expenses                      146,554               563,944               504,898
                                               -----------           -----------           -----------

Loss before other income
  and provision for taxes                         (178,371)             (868,400)             (816,736)

Loss on write down/sale of assets                 (304,404)             (316,910)              (96,667)

Other income                                            --                   380                   577
                                               -----------           -----------           -----------

Loss before provision for taxes                   (482,775)           (1,184,930)             (912,826)

Provision for taxes                                     --                 1,060                   700
                                               -----------           -----------           -----------

Net loss                                          (482,775)           (1,185,990)             (913,526)

Accumualted deficit - beginning                 (1,321,741)             (918,526)               (5,000)
                                               -----------           -----------           -----------

ACCUMULATED DEFICIT - ENDING                   $(1,804,516)          $(2,104,516)          $  (918,526)
                                               ===========           ===========           ===========

Net loss per share                             $     (0.10)          $     (0.23)          $     (0.28)
                                               ===========           ===========           ===========

Weighted average shares outstanding              4,946,228             5,146,462             3,245,417
                                               ===========           ===========           ===========






                 See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS


                                                                            Nine Months         Year Ended
                                                                        Ended September 30,    December 31,
                                                                               1999                1998
                                                                        -------------------    ------------
Operating activities:                                                      (unaudited)
  Net loss                                                                 $(1,185,990)       $  (913,526)
  Adjustments to reconcile net loss to
  net cash used by operating activities:
     Depreciation and amortization                                              89,624             65,794
     Write down/sale of assets                                                 316,910             96,667
     Reduction of impairment provision                                          50,000                 --
     Changes in assets and liabilities:
     Prepaid expenses                                                           28,232            (28,232)
     Other current assets                                                         (523)            (6,017)
     Security deposits                                                         109,567           (109,567)
     Accounts payable, accrued expenses and
       sundry liabilities                                                      163,050            180,789
     Organization expenses                                                          --            (16,092)
                                                                           -----------        -----------
     Net cash used by operating activities                                    (429,130)          (730,184)
                                                                           -----------        -----------

Investing activities:
     Investment in Typereader                                                 (250,000)                --
     Proceeds on sale of assets                                                 19,200                 --
     Purchase of property and equipment                                        (76,194)          (441,311)
                                                                           -----------        -----------
     Net cash used by investing activities                                    (306,994)          (441,311)
                                                                           -----------        -----------

Financing activities:
     Proceeds from loan payable                                                 20,000            251,138
     Principal payments on equipment obligations                                    --            (66,667)
     Proceeds from issuance of common stock                                    722,799          1,032,910
     Purchase of common stock                                                     (100)                --
                                                                           -----------        -----------

     Net cash provided by financing activities                                 742,699          1,217,381
                                                                           -----------        -----------

     Increase in cash and cash equivalents                                       6,575             45,886

Cash and cash equivalents - beginning                                           45,886                 --
                                                                           -----------        -----------

CASH AND CASH EQUIVALENTS - ENDING                                         $    52,461        $    45,886
                                                                           ===========        ===========

Supplemental cash flow information:
Cash paid during the period for:
  Interest                                                                 $        --        $     1,501

                 See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Note 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  ------------------------------------------

                  Organization

                  Americom Networks International, Inc. (the "Company") was incorporated in the State of Florida to engage principally in the business of developing telecommunications systems which it is marketing to high-volume users for their use or resale. The Company's services are marketed throughout the world.

                  The Company currently has not generated significant revenues and in accordance with SFAS #7 is considered a development stage company.

                  Operations for the year ended December 31, 1998 primarily represent the activity from July 1, 1998. Prior to that date the Company was inactive.

                  Use of Estimates

                  The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period Actual results could differ from those estimates.

                  Property and equipment

                  Property and equipment is recorded at cost. Expenditures for major additions and betterment's are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by both straight-line and accelerated methods over the assets' estimated lives ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease terms or the assets' useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

                  Cash Equivalents

                  The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

                  Earnings Per Share

                  Basic and diluted loss per share is based on the average number of shares of common stock outstanding during each period. Since the Company has experienced net operating losses, outstanding options and warrants to purchase common stock have an antidilutive effect. Therefore, such options and warrants were not included in the diluted loss per share calculation.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Note 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  Organization Costs

                  The Company incurred organization costs of $16,092 consisting of legal fees, which are deferred and amortized by the straight-line method over a period of sixty months.

                  Revenue Recognition

                  Revenues are recognized as earned when the telecommunications are provided.

                  Advertising Expenses

                  Advertising expenses are charged to operations in the period in which they are incurred. Advertising expenses for the year ended December 31, 1998 was $4,930.

Note 2 -          CONCENTRATION OF CREDIT RISK

                  The Company maintains cash balances at one bank. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

                  The Company maintains cash balances in money market funds. Such balances are not insured.

Note 3 -          PROPERTY AND EQUIPMENT

                  As at December 31, 1998 property and equipment consisted of:




                  Furniture and fixtures                         $    4,513
                  Technical equipment                               396,716
                  Computer equipment                                 24,722
                  Computer software                                   5,500
                  Telephone equipment                                 9,860
                                                                   --------
                                                                    441,311

                  Less: accumulated depreciation                    (94,453)
                                                                   --------

                  Total                                            $346,858
                                                                   ========


                  At December 31, 1998 the Company recorded a loss of $50,000 on the write down on the impairment of property and equipment.

                  For the nine months ended September 30, 1999 the Company had a loss of $256,910 on the sale and write off of assets after a reduction on the impairment loss of $50,000. As at September 30, 1999 all property and equipment had been completely written off.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



Note 4 -          LOANS PAYABLE

                  The Company obtained bridge financing under a loan payable at December 31, 1998 which was subsequently converted to 58,190 shares of common stock at a price of $5.25 per share or a total of $305,497, including an additional amounts of approximately $54,000, which was loaned in January, 1999. No interest was payable on the loan prior to the conversion.

Note 5 -          EQUIPMENT OBLIGATION

                  The Company financed its acquisition of certain technical equipment under a capital lease obligation payable in monthly installments of $33,333 per month, which includes no interest and, maturing on October 1, 1999. The obligation is secured by the equipment with a book value of $380,000 at December 31, 1998. The obligation balance at December 31, 1998 is $333,333. The equipment was terminated by the lessor subsequent to December 31, 1998 and the Company recorded a loss of approximately $46,600 on the transactions which has been reflected in the accompanying financial statements.

Note 6 -          COMMON STOCK

                  On March 1, 1998, the Company issued 5,000 shares of its $1.00 par value common stock for services of $5,000.

                  On May 5, 1998 the State of Florida approved the Company's restated articles of Incorporation, which increased its capitalization from 7,500 common shares to 50,000,000 common shares. The par value was changed from $1.00 to $.001.

                  On May 5, 1998 the Company forward split its common stock 200:1 thus increasing the number of outstanding common shares from 5,000 shares to 1,000,000 shares.

                  On June 2, 1998 the Company issued 2,910,000 shares of its $.001 par value common stock at $.001 per share for cash of $2,910. Also on the same date, the Company completed a private placement of 1,000,000 shares at $.25 per share or $250,000.

                  On July 8, 1998 warrants were exercised at $3.00 per share for 250,000 shares of its $.001 par value common stock for cash of $750,000.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

Note 6 -          COMMON STOCK (CONTINUED)

                  On October 1, 1998, 25,000 shares of its $.001 par value common stock was issued to the one of the members of the Company's board of directors as compensation at a value of $1.00 per share.

                                                           Common                Stock                Additional
                                                           Shares                Amount            Paid-In Capital
                                                           ------                ------            ---------------

                  Balance January 1, 1998                      5,000                 $5,000            $       --

                  May 5, 1998 changed par value
                  from $1.000 to $.001                            --                 (4,995)                4,995
                  May 5, 1998 forward stock split
                  200:1                                      995,000                    995                  (995)
                  June 2, 1998 issued for cash             2,910,000                  2,910                    --
                  June 2, 1998
                  Issued for cash                          1,000,000                  1,000               249,000
                  July 8, 1998 issued for cash               250,000                    250               749,750
                  October 1, 1998 issued for
                  services                                    25,000                     25                24,975
                                                          ----------             ----------            ----------
                  Balance December 31, 1998                5,185,000                  5,185             1,027,725
                  Conversion of debt at $5.25 per
                  share                                       58,190                     58               305,439
                  Issued for cash at $5.25 per
                  share                                       79,704                     80               418,360
                  Issued for cash at $7.50 per
                  share                                       33,334                     33               249,967
                  Return and cancellation of shares         (410,000)                  (410)                  310
                                                          ----------             ----------            ----------
                  Balance September  30, 1999
                  (unaudited)                              4,946,228                 $4,946            $2,001,801
                                                          ==========             ==========            ==========

Note 7 -          COMMITMENTS AND CONTINGENCIES

                  The Company leases office space under a operating lease expiring in the year 2003. The future minimum lease payments, excluding escalation charges are as follows:

                  Year ending December 31,
                           1999                       $108,050
                           2000                        108,050
                           2001                        108,050
                           2002                        108,050
                           2003                         55,150
                                                      --------
                                                      $487,350
                                                      ========

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Note 7 -          COMMITMENTS AND CONTINGENCIES (CONTINUED)

                  Total rent expense charged to operations for the year ended December 31, 1998 was approximately $51,100.

                  Consulting Agreements

                  Pursuant to a consulting agreement, the Company is obligated to pay consulting fees to a consultant whose purpose is to provide advisory consulting services relating to the development and implementation of the Company's International network. The consulting agreement is for a one year period which will automatically renew for successive one year periods, unless terminated by either party.

                  Future minimum consulting fees under a noncancellable agreement as of December 31, 1998 are as follows:

                         Year ending December 31,
                                   1999                     $39,000
                                                            =======

                  Total consulting expense charged to operations for the year ended December 31, 1998 amounted to $39,000.

                  Employment Agreement

                  Pursuant to an employment agreement dated May 25, 1998, the Company is obligated to pay compensation to its President and CEO for a period of three years from date of the Agreement.

                  Future minimum compensation under an agreement as of December 31, 1998 is as follows:

                  Year ending December,

                           1999              $104,000
                           2000               104,000
                           2001                43,333
                                             --------
                                             $251,333
                                             ========

                  The employment agreement calls for additions to the base salary of $25,000 per annum for each additional commercially usable linkage established by the employee. There is a cap of $260,000 on total compensation for the year. The President was terminated in May 1999 and the Company feels that it is under no obligation to pay any additional compensation under the agreement subsequent to the termination date. Management believes that the 100,000 shares of the Company's common stock owned by the President will be repurchased by the Company for $100. There can be no assurance that the former President will agree to these matters or that no litigation will result due to the termination. In June, 1999 the $100 was paid and the shares returned and cancelled.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



Note 7 -          COMMITMENTS AND CONTINGENCIES (CONTINUED)


                  Facility Costs

                  Pursuant to various agreements, the Company was obligated to pay rent, maintenance and management fees for several locations where the Company has established telecommunication linkage. Future minimum payment through December 31, 1999 under non-cancelable agreements as of December 31, 1998 were $220,000. Subsequent to December 31, 1998 the Company reduced these commitments to approximately $84,000.

                  The various agreements also call for line charge and equipment charges based on useage.

Note 8 -          GOING CONCERN

                  As discussed in Notes 3, 5 and 7, certain events have occurred subsequent to December 31, 1998 which have further hindrance the Company's ability to generate operations.

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 1998 the Company has a working capital deficiency of $356,792. The Company also has no current source of significant revenue. The Company's ability to continue as a going concern is dependent on its ability to generate revenues and to obtain sufficient capital until such time as it is able to generate revenues. Management has entered into negotiations to provide direct long distance service through a joint venture with another company. In addition, the Company has a letter of intent to merge with another company to provide financing. There can be no assurance that these plans will be successful or that the Company will be able to continue as a going concern.

Note 9 -          SUBSEQUENT EVENT (UNAUDITED)

                  On July 2, 1999 the Company entered into an agreement to acquire Typereader, Ltd. ("Typereader") an Israeli corporation by exchanging 400,000 shares of the Company's common stock for all of the issued and outstanding shares of Typereader. In addition, the agreement provides for the Company to invest $1,500,000 in Typereader which shall be paid $250,000 upon execution of the agreement and the balance, $1,250,000, paid in six equal quarterly installments commencing September 1, 1999. If at any time prior to the payment in full of the $1,500,000 the closing price of the Company's common stock for 10 consecutive days falls below $2.00 per share then Typereader shall have the option to rescind the agreement.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



Note 9 -          SUBSEQUENT EVENT (UNAUDITED) (CONTINUED)

                  The unaudited pro forma financial information set forth below has been prepared to reflect the effects on the historical results of the Company of i) the exchange of 400,000 shares of the Company's common stock for all the outstanding shares of Typereader, ii) the investment of $1,500,000 in Typereader and
                  iii) the amortization of the excess of cost over the net assets upon the acquisition of Typereader by the Company.

                  The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred on March 31, 1999, and the unaudited proforma consolidated statements of operations have been prepared as if the tranaction occurred on January 1, 1997. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the transactions had been consummated as of March 31, 1999 or January 1, 1997, or the results which may be obtained in the future.

                  The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated balance sheet and notes to the unaudited pro forma consolidated statements of operations are based on available information and upon certain assumptions that management believes are reasonable. The unaudited pro forma financial information should be read in conjunction with the historical financial statements of the Company and Typereader, Ltd., inlcuding the related notes thereto contained herein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee                         $ 71.40
         OTC Filing Fee                               $ 2,000*
         Printing and Engraving Expenses              $ 10,000*
         Legal Fees and Expenses                      $ 50,000*
         Accounting Fees and Expenses                 $ 10,000*
         Transfer Agent's Fees and Expenses           $ 2,500*
         Blue Sky Fees and Expenses                   $ 2,000*
         Miscellaneous Expenses                       $ 2,000*
                                                      ----------

                  TOTAL                               $ 78,571.40*

         *Estimated

         The Selling Stockholders will not pay any portion of the foregoing expenses of issuance and distribution.

ITEM 25. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Americom's Certificate of Incorporation, as amended and Amended Bylaws limit the liability of directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of Americom's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

         Americom is planning to enter into indemnification agreements with each of its current and future directors and officers which provide for indemnification of, and advancing of expenses to, such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancing of expenses are discretionary under Delaware law.

         Americom's Certificate of Incorporation authorizes Americom to purchase and maintain insurance for the purposes of indemnification. Americom intends to apply for directors' and officers' insurance, although there can be no assurance that Americom will be able to obtain such insurance on reasonable terms, or at all.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Americom pursuant to the foregoing provisions, or otherwise, Americom has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Corporation Takeover Provisions

         Section 203 of the Delaware General Corporation Law

         Americom is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by
Section 203 (Americom did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during t he previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of Americom and therefore could discourage attempts to acquire Americom.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Common Stock.

         On March 1, 1998, we issued 5,000 shares valued at $5,000 for certain services rendered to an affiliate of ours. Subsequently, we forward split these shares at 200 to 1 on May 5, 1998, to 1,000,000.

         On June 2, 1998, we issued 2,910,000 shares of our common stock in consideration of $2,910. We also completed a private placement for the sale of 1,000,000 shares at an offering price of $0.25 per share for total proceeds of $250,000 to accredited investors.

         On October 1, 1998, 25,000 shares of our common stock were issued to an affiliate of ours for services rendered in connection with certain consulting services.

Warrants.

         In February 1998, we issued warrants to purchase 58,152 shares of common stock at an exercise price of $5.25 per share exercisable before December 31, 1999 to a non-affiliate.

         In June of 1998, we issued warrants to purchase 250, 000 shares of our common stock at an exercise price of $3.00 per share exercisable before December 31, 1998 to a non-affiliate. On July of 1998,the 58,152 and the 250,000 warrants to purchase shares of our common stock were exercised by the holder of the warrants in consideration of $750,000.

         No information about Americom was given to accredited individuals, but they were provided with the opportunity to review our corporate records.

         All of the above  securities were issued pursuant to an exemption under
Section 4(2) of the Securities Act or pursuant to Regulation D of the Securities Act.

ITEM 27. EXHIBITS

         Exhibit No.                Description

         3.1                        Certificate of Incorporation of Registrant, as amended

         3.2*                       By-laws of Registrant, as amended

         4.1*                       Specimen certificate representing Registrant's Common Stock

         5.1*                       Opinion of Silverman, Collura & Chernis, P.C. with respect to legality of the securities of the Registrant being registered

         23.1*                      Consent of Silverman, Collura & Chernis, P.C. (included
                                    in Exhibit 5.1)

         23.2                       Consent of Citrin, Cooperman & Company, LLP.

         24.1                       Power of Attorney (set forth on signature page of the Registration
                                    Statement)

         27                         Financial Data Schedule

         b.       Financial Statement Schedules.

                  None

         *        To be filed by Amendment


ITEM 28. UNDERTAKINGS.

         (a)      Rule 415 Offerings.

         The undersigned issuer hereby undertakes that it will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (i)  Include  any  prospectus   required  by  Section
                           10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                           (iii) Includes any additional or changed material information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

         (b)      Request for acceleration of effective date.

                  (1) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

                  (2) For determining liability under the Securities Act, treat the information in the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus file by the small business issuer under rule 424(b)(1), or (4) or 457(h) under the Securities Act as part of this registration statement as at the time the Commission declares it effective.

                  (3) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on December 20, 1999.

                                           AMERICOM NETWORKS INTERNATIONAL, INC.

                                            By: /s/ Dominick Zappia
                                               --------------------------------

                                            Dominick Zappia, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities with Americom Networks International, Inc. on the dates indicated.

         Signature                          Title                                       Date
         ---------                          -----                                       ----
/s/ Dominick Zappia                         Principal Executive Officer,
-------------------                         Principal Financial Officer and     December 20, 1999
Dominick Zappia                             Director

/s/ Ael Apelboim                            Director                            December 20, 1999
----------------
Ael Apelboim


* Dominick Zappia as attorney-in-fact